EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                 April 10, 2013



Advisors Disciplined Trust 1013
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisors Disciplined Trust 1013
             Global Dividend Strategy Portfolio, Series 2013-2Q - A Hartford Investment Management Company ("HIMCO") Portfolio
           ----------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-187612 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President